UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2016

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2016, NOW Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement dated as of April 18, 2014 (the “Credit Agreement”). The Amendment, among other things, (A) suspends, until the Company elects otherwise, the Credit Agreement’s minimum interest coverage ratio effective as of December 30, 2015, (B) adds a minimum asset coverage ratio (as defined in the Credit Agreement), which requires that the ratio of the value of the Company’s eligible assets to the amount of its outstanding obligations under the Credit Agreement is no less than 1.50 to 1.00, (C) reduces the maximum capitalization ratio (as defined in the Credit Agreement) from 50% to 45%, and (D) increases the applicable interest margin on current borrowings by 75 basis points and the current commitment fee by 5 basis points. In connection with the Amendment, the Company also entered into a Security Agreement dated as of January 20, 2016 (the “Security Agreement”) pursuant to which it granted the lenders under the Credit Agreement customary security interests in substantially all of the Company’s U.S. assets and in approximately 65% of the equity interests of the Company’s first-tier foreign subsidiaries.

Total commitments under the credit facility remain at $750 million (provided that borrowings above 75% of such commitments are conditioned upon compliance with a minimum fixed charge ratio (as defined in the Credit Agreement)). The credit facility continues to include the $250 million accordion feature and still expires in April 2019. Based on the Amendment, the Company is in compliance with all financial covenants in the Credit Agreement as of December 31, 2015.

The Amendment and the Security Agreement are filed as exhibits to this current report on Form 8-K. The foregoing summary of the material terms of the Amendment and the Security Agreement are qualified in their entirety by reference to the full text of such agreements, which are incorporated by reference herein. For additional information regarding the Amendment, go to the Investor Relations section of the Company’s website at www.distributionnow.com. The contents of the Company’s website are not part of this filing on Form 8-K and are not incorporated herein by the reference in the preceding sentence.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Agreement and Amendment No. 1 to Credit Agreement dated January 20, 2016

10.2	Pledge and Security Agreement dated January 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2016	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Amendment No. 1 to Credit Agreement dated January 20, 2016

10.2	Pledge and Security Agreement dated January 20, 2016